EXHIBIT 23.2







                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement of Olsten Corporation on Form S-3
(Registration No. 33-   ) of our report dated February 6,
1995, on our audits of the consolidated financial statements of Olsten Corporation and Subsidiaries as of January 1, 1995 and January 2, 1994, and for each of the three years in the period ended January 1, 1995, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                                     Coopers & Lybrand L.L.P.


New York, New York
November 13, 1995